Exhibit 24
                            POWER OF ATTORNEY

    Each person whose signature appears below hereby severally appoints Arthur L. Goldstein and Stephen Korn and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 herewith filed with the Securities and Exchange Commission, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, for the purpose of registering shares of Common Stock, par value $1.00 per share, of Ionics, Incorporated, granting unto said attorney-in-fact and agent, and each to them, full power and authority to do and perform each and every act and thing fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    WITNESS our hands and common seal on the dates set forth below.

    Signature                  Title                               Date

/s/Arthur L. Goldstein         Chairman of the Board, President June 4, 1996
Arthur L. Goldstein            and Chief Executive Officer

/s/Douglas R. Brown            Director                         June 4, 1996
Douglas R. Brown

                               Director                         June 4, 1996
William L. Brown

/s/Arnaud de Vitry d'Avaucourt Director                         June 4, 1996
Arnaud de Vitry d'Avaucourt

/s/Samuel A. Goldblith         Director                         June 4, 1996
Samuel A. Goldblith

/s/Kachig Kachadurian          Director                         June 4, 1996
Kachig Kachadurian

/s/William E. Katz             Director                         June 4, 1996
William E. Katz

/s/Robert B. Luick             Director                         June 4, 1996
Robert B. Luick

/s/John J. Shields             Director                         June 4, 1996
John J. Shields

/s/Carl S. Sloane              Director                         June 4, 1996
Carl S. Sloane

/s/Mark S. Wrighton            Director                         June 4, 1996
Mark S. Wrighton

/s/Allen S. Wyett              Director                         June 4, 1996
Allen S. Wyett

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